SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   ----------
                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(B) OR (G) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                BRIGHTSTAR CORP.
             (Exact name of registrant as specified in its charter)


                   Delaware                              33-0774267
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


              2010 N.W. 84th Avenue,
                    Miami, FL                             33122
    (Address of principal executive offices)            (Zip Code)



           If this form relates to                   If this form relates to
           the registration of a                     the registration of a
           class of securities                       class of securities
           pursuant to Section                       pursuant to Section
           12(b) of the Exchange                     12(g) of the Exchange
           Act and is effective                      Act and is effective
           pursuant to General                       pursuant to General
           Instruction A.(c),                        Instruction A.(d),
           check the following                       check the following
           box. [ ]                                  box. |X|

Securities to be registered pursuant to Section 12(b) of the Act.

          Title of Each Class                   Name of Each Exchange on Which
          to be So Registered                   Each Class is to be Registered
          -------------------                   ------------------------------

                None                                        N/A

Securities  Act  registration  statement file number to which this form relates:
333-118036

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $.0001 per share

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description of the Registrant's Common Stock, par value $0.0001 per share, required by this Item is contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-118036) initially filed with the Securities and Exchange Commission on August 9, 2004 (the "Registration Statement"), and as may be subsequently amended from time to time and included in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such description, which appears in the prospectus contained in the Registration Statement under the caption "Description of Capital Stock", is incorporated herein by reference in its entirety.

ITEM 2. EXHIBITS.


EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
-----------                           ----------------------

      1.          Amended   and   Restated    Certificate    of    Incorporation
                  (Incorporated by reference to Exhibit 3.1 to the Registration Statement.)

      2.          Amended and  Restated  Bylaws  (Incorporated  by  reference to
                  Exhibit 3.2 to the Registration Statement.)

      3. Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement.)

      4. Stockholders' Agreement, dated December 30, 2003, by and among Brightstar Corp., Brightstar U.S., Inc., Falcon Mezzanine Partners, L.P., Prudential Capital Partners, L.P., Prudential Capital Partners Management Fund, L.P., an account represented by Grandview Capital Management, LLC, Arrow Investment Partners and RCG Carpathia Master Fund, Ltd. (Incorporated by reference to Exhibit 4.3 to the Registration Statement.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     BRIGHTSTAR CORP.



     Dated:  September 8, 2004       By: /s/ R. Marcelo Claure
                                        -------------------------------------
                                        R. Marcelo Claure
                                        President, Chief Executive Officer
                                          and Chairman of the Board of Directors